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Henry Company
Executive Deferral Plan (EDP)

_________________________________________________________________

July 1, 1992
Amended Plan
Effective January 1, 1994

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                        TABLE OF CONTENTS



                                                              Page
Purpose......................................................    1

Article 1   Definitions......................................    1

Article 2   Eligibility......................................    3
     2.1    Selection by Committee...........................    3
     2.2    Enrollment Requirements..........................    3

Article 3   Deferral Commitments/Interest Crediting..........    4
     3.1    Minimum Deferral.................................    4
     3.2    Maximum Deferral.................................    4
     3.3    Withholding of Deferral Amounts..................    4
     3.4    FICA Taxes.......................................    4
     3.5    Interest Crediting Prior to Distribution.........    4
     3.6    Company Contribution.............................    4

Article 4   Short Term Payout/Unforeseeable Financial
            Emergencies/Withdrawal Election..................    5
     4.1    Eligibility for Short Term Payout................    5
     4.2    Amount of Distribution...........................    5
     4.3    Withdrawal Payout/Suspensions for
            Unforeseeable Financial Emergencies..............    5
     4.4    Withdrawal Election..............................    5
     4.5    Applicability of Other Sections..................    6

Article 5   Retirement Benefit...............................    6
     5.1    Eligibility for Retirement Benefit...............    6
     5.2    Retirement Benefit - Method of Payment ..........    6

Article 6   Survivor's Benefit...............................    6
     6.1    Eligibility for Survivor's Benefit...............    6
     6.2    Survivor's Benefit - Method of Payment...........    6

Article 7   Termination of Benefit...........................    6
     7.1    Eligibility for Termination......................    6
     7.2    Termination Benefit..............................    6
     7.3    Termination Benefit - Method of Payment..........    7

Article 8   Disability Waiver and Benefit....................    7
     8.1    Disability Waiver................................    7
     8.2    Disability Benefit...............................    7

Article 9   Beneficiary......................................    7
     9.1    Beneficiary......................................    7
     9.2    Beneficiary Designation; Change; Spousal Consent.    8
     9.3    Acknowledgment...................................    8
     9.4    No Beneficiary Designation.......................    8
     9.5    Doubt as to Beneficiary..........................    8
     9.6    Discharge of Obligations.........................    8

Article 10  Leave of Absence.................................    8
     10.1   Paid Leave of Absence............................    8
     10.2   Unpaid Leave of Absence..........................    8

                               -i-
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Article 11  Company/Participant Liability..................      8
     11.1   General Assets.................................      9
     11.2   Company's Liability............................      9
     11.3   Limitation of Obligation.......................      9
     11.4   Participant Cooperation........................      9
     11.5   Unsecured General Creditor.....................      9

Article 12  No Guarantee of Employment.....................      9
     12.1   No Guarantee of Employment.....................      9

Article 13  Termination, Amendment or Modification
            of the Plan....................................       9
     13.1   Termination....................................       9
     13.2   Amendment......................................       10
     13.3   Charge in Control..............................       10
     13.4   Effect of Payment..............................       10

Article 14  Other Benefits and Agreements..................       10
     14.1   Coordination with Other Benefits...............       11

Article 15  Restrictions on Alienation of Benefits.........       11
     15.1   Nonassignability...............................       11

Article 16  Administration of the Plan.....................       11
     16.1   Committee Administration.......................       11
     16.2   Committee Authority............................       11
     16.3   Committee Indemnity............................       11
     16.4   Company's Obligations to the Committee.........       11
     16.5   Agents.........................................       11

Article 17  Claims Procedures..............................       12
     17.1   Presentation of Claim..........................       12
     17.2   Notification of Decision.......................       12
     17.3   Review of a Denied Claim.......................       12
     17.4   Decision on Review.............................       12

Article 18  Miscellaneous..................................       13
     18.1   Notice.........................................       13
     18.2   Successors.....................................       13
     18.3   Spouse's Interest..............................       13
     18.4   Guardian.......................................       13
     18.5   Governing Law..................................       13
     18.6   Pronouns.......................................       13
     18.7   Headings.......................................       13
     18.8   Validity.......................................       13

                                     -ii-

                               EXECUTIVE DEFERRAL PLAN

                                          OF

                                    HENRY COMPANY



                                       Purpose

The purpose of this plan is to provide specified benefits to a select group of highly compensated employees who contribute materially to the continued growth, development and future business success of Henry Company.


                                      Article 1
                                     Definitions

For purposes hereof, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings.

1.1 "Account Balance" shall mean the sum of the Primary Account Balance and Secondary Account Balance, reduced by all distributions made in accordance with the Plan. This account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to the Participant pursuant to this Plan.

1.2 "Annual Bonus" shall mean any compensation, in addition to Base Annual Salary, paid annually to a Participant as an employee under the Company's bonus and incentive plans.

1.3 "Annual Deferral Amount" shall mean that portion of a Participant's Base Annual Salary, and/or Annual Bonus payable in any one year, that a Participant elects to have and is deferred in accordance with Article 3, in that one Plan Year.

1.4 "Base Annual Salary" shall mean the annual compensation that is to be paid to a Participant for each Plan Year for employment services rendered to the Company, determined as of the first day of the Plan Year, excluding bonuses, commissions, overtime and nonmonetary awards, before reduction for compensation deferred pursuant to all nonqualified deferred compensation plans of the Company.

1.5 "Beneficiary" shall mean the persons, trusts, estates, or other entities designated in accordance with Article 9, who is entitled to receive benefits under this Plan upon the death of a Participant.

1.6 "Beneficiary Designation Form" shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

1.7     "Board" shall mean the Board of Directors of the Company.

1.8     "Change in Control" shall have the meaning set forth in Article 13.3.

1.9     "Claimant" shall have the meaning set forth in Article 17.1.

1.10 "Committee" shall mean the administrative committee appointed to manage and administer the Plan in accordance with the provisions of Article 16.

1.11    "Company" shall mean Henry Company, a California corporation.

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1.12    "Company Contribution" shall mean a contribution which may be made to a
        Participant's Account Balance each Plan Year, at the sole discretion of the Committee.

1.13 "Deferral Amount" shall be the sum of all of a Participant's Annual Deferral Amounts.

1.14 "Disability" shall mean a period during which a Participant qualifies for disability benefits under the Company's long-term disability plan. If a Participant does not participate in such a plan, "Disability" shall mean a period in which the Participant would have qualified for disability benefits under such plan, as determined at the sole discretion of the Committee, had the Participant been in such a plan.

1.15    "Disability Benefit" shall mean the benefit set forth in Article 8.

1.16 "Election Form" shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee each Plan Year to make an election under the Plan.

1.17 "Interest Rate" shall mean, for each Plan Year, an interest rate determined by the Committee that is equal to the September "Moody's Seasoned Corporate Bond" rate that is published prior to the end of the Plan Year that precedes the Plan Year for which the rate is used. The "Moody's Corporate Bond" rate is an arithmetic average of yields of representative bonds including industrials, public utilities, Aaa, Aa, A and Baa bonds, published by Moody's Investors Service, Inc., or any successor to that service.

1.18 "Participant" shall mean any employee of the Company (i) who is selected to participate in the Plan, (ii) who elects to participate in the Plan,
        (iii) who signs a Plan Agreement, an Election Form and a Beneficiary Designation Form are returned to an accepted by the Committee and (v) whose Plan Agreement has not terminated.

1.19    "Permanent Disability" shall be determined by the Committee.

1.20 "Plan" shall mean the Executive Deferral Plan of Henry Company which shall be evidenced by this instrument and by each Plan Agreement.

1.21 "Plan Agreement" shall mean the form of written agreement, as amended from time to time, which is entered into by and between the Company and a Participant. Each Plan Agreement executed by a Participant shall provide for the entire benefit to which such Participant is entitled to under the Plan, and the Plan Agreement bearing the latest date of acceptance by the Committee shall govern such entitlement.

1.22 The "Plan Year" shall, for the first Plan Year, begin on July 1, 1992 and end on December 31, 1992. For each Plan Year thereafter, the Plan Year shall begin on January 1 and continue through December 31 of the same year.

1.23    "Preretirement Distribution" shall mean the distribution provided for in
        Article 4.

1.24 "Primary Account Balance' shall mean the portion of the Account Balance attributed to the sum of all Deferral Amounts and interest credited thereon.

1.25    "Retirement Benefit" shall mean the Retirement Benefit provided for in
        Article 5.

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1.26    "Retirement" and "Retires" shall mean severance from employment with the
        Company for any reason other than a leave of absence, death, Termination of Employment, on or after the attainment of (i) age sixty-five (65) and the completion of seven (7) Years of Service, or (ii) the attainment of age sixty (60) and the completion of ten (10) Years of Service.

1.27 "Secondary Account Balance" shall mean the portion of the Account Balance attributed to the sum of all Company Contributions and interest credited thereon.

1.28    "Survivor's Benefit" shall mean the benefit provided for in Article 6.

1.29    "Termination Benefit" shall mean the benefit provided for in Article 7.

1.30 "Termination of Employment" shall mean the cessation of employment, voluntarily or involuntarily, and, except as provided in Article 8 and
        Article 10, shall exclude cessation as a result of an authorized leave of absence, Retirement, Disability or death.

1.31 "Unforeseeable Financial Emergency" shall mean an unexpected need for cash arising from an illness, casualty loss, sudden financial reversal, or other such unforeseeable occurrence, all as determined in the sole discretion of the Committee.

1.32 "Years of Service" shall mean the total number of years that a Participant is an employee including, without limitation, periods of Disability and leaves of absences prior to Termination of Employment, as provided under Article 8 and Article 10.

1.33    "Short Term Payout" shall mean the payout set forth in Article 4.5


                                      Article 2
                                     Eligibility

2.1 Selection by Committee. The Committee, in its sole discretion, shall establish eligibility qualifications for participation in the Plan. Participation shall be limited to a select group of management and highly compensated employees of the Company. All selected employees shall be entitled to participate in the Plan for the Plan Year in which they are selected, provided they deliver to the Committee and the Committee accepts, within 30 days of selection, all documents required by the Committee for acceptance into the Plan. Any elected employee who does not meet this 30 day time period shall become a Participant in the Plan commencing with the first day of the plan Year following the delivery to and acceptance by the Committee of the required documents.

2.2 Enrollment Requirements. As a condition of participation, each Participant so selected shall complete, sign and return to the Committee a Plan Agreement, an Election Form and a Beneficiary Designation Form, and shall comply with all further conditions that may be established by the Committee.




                                   Article 3
                    Deferral Commitments/Interest Crediting

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3.1     Minimum Deferral.  A Participant must defer each Plan Year at least
        $2,000.00 of his or her Base Annual Salary and/or Annual Bonus. If no election is made, the amount deferred shall be zero.

3.2 Maximum Deferral. Foe each Plan Year, a Participant may defer up to one hundred percent (100%) of his or her Base Annual Salary less payroll taxes expressed as a fixed dollar amount on the Election Form and one hundred percent (100%) of his or her Annual Bonus less payroll taxes expressed as a percentage on the Election Form.

3.3 Withholding of Deferral Amounts. The Base Annual Salary elected to be deferred annually shall be withheld in each payroll period in equal amounts over the plan Year. The portion of Annual Bonus being deferred shall be withheld at the time the Annual Bonus would otherwise be paid to the Participant.

3.4 FICA Taxes. For each Plan Year in which an Annual Deferral Amount is being withheld, the Company shall ratably withhold form that portion of the Participant's Base Annual Salary and Annual Bonus that is not being deferred, the Participant's share of FICA taxes based on an amount equal to the Base Annual Salary and Annual Bonus before reduction by the Annual Deferral Amount. If necessary, the Committee shall reduce the Annual Deferral Amount in order to comply with this Article 3.4

3.5     Interest Crediting Prior to Distribution.

        (a) Except as provided in Article 3.5(b) below, prior to any distribution of benefits, interest shall be credited and compounded annually on a Participant's Account Balance, at the Interest Rate for the Plan Year, as though the Annual Deferral Amount of Salary and Bonus, which would have been payable in that Plan Year, was withheld at the beginning of the Plan Year or, in the case of the first year of Plan participation, was withheld on the date that the Participant commenced participation in the Plan. The basis for that Plan Year's interest crediting will be a fraction of the full Plan Year's interest based on the number of full months that the Participant was employed with the Company during the Plan Year. If one or more Preretirement Distributions are made, for purposes of crediting interest, the Account Balance shall be reduced as of the first day of the month that each distribution is made.

        (b) In the event of a Termination of Employment, interest shall be credited in the manner provided in Article 3.5(a), but using the vesting schedule provided for in Article 7.2.

        (c) Whenever a distribution is made to a Participant during a Plan Year, interest will be credited on the amount of the distribution at the Interest Rate for the Plan Year, for the portion of the year prior to the distribution. Such amount will be distributed to the Participant as soon as possible after the end of the Plan Year.

3.6 Company Contribution. For each Plan Year, the Company may contribute to each Participant's Account Balance a Company Contribution. For purposes of interest crediting and compounding prior to any distribution of benefits, Company Contribution amounts contributed during the Plan Year will be subject to Article 3.5.




                                      Article 4
                Short Term Payout; Unforeseeable Financial Emergencies
                                 Withdrawal Election

4.1 Eligibility for Short Term Payout. In connection with each election to defer an Annual Deferral Amount, a Participant may elect to receive a future Short Term Payout from the Plan with respect to that Annual Deferral Amount. This election shall be irrevocable and shall be made on the election form that is to be delivered to the Committee prior to the commencement of each Plan Year.

4.2 Amount of Distribution. The amount of the Short Term Payout shall be a lump sum payment that is equal to:

        (a) The Deferred Base Annual Salary and/or Annual Bonus, plus all interest thereon,

                    and/or

        (b) The Company Contribution, if any, made during the same Plan Year as the Annual Deferral Amount, plus interest thereon, credited at the Interest Rate.

        The Short Term Payout may not be paid prior to the sixth (6th) Plan Year following each Annual Deferral Amount.

        Short Term Payouts elected to be received prior to completing seven (7) Years of Service with the Company will be subject to vesting as described in Article 7, with respect to the Company Contribution and interest credited thereon. Any unvested amount of the Company Contribution, plus interest credited thereon, will be distributed to the Participant as soon as it is vested or will be forfeited to the Company if the Participant terminates employment before it is vested.

        The Short Term Payout shall be paid within 30 days of the January 1 of the year elected by the Participant on the Election Form.

4.3 Withdrawal Payout/Suspensions for Unforeseeable Financial Emergencies. If the Participant experiences an Unforeseeable Financial Emergency, the Participant any petition the Committee to (i) suspend any deferrals required to be made by a Participant and/or (ii) receive a partial or full payout from the Plan. The payout shall not exceed the lesser of the Participant's Account Balance, calculated as if such Participant were receiving a Termination Benefit, or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency. If, subject to the sole discretion of the Committee, the petition for a suspension and/or payout is approved, suspension shall take effect upon the date of approval and any payout shall be made within 30 days of the date of approval.

4.4 Withdrawal Election. A Participant may elect, at any time, to withdraw all of his or her Account Balance less a 10% withdrawal penalty (the net amount shall be referred to as the "Withdrawal Amount"). No partial withdrawals of the Account Balance shall be allowed. The Participant shall make this election by giving the Committee advance written notice of the election in a form determined from time to time by the Committee. The penalty shall be equal to 10% of the Participant's Account Balance determined immediately prior to the withdrawal. The Participant shall be paid the Withdrawal Amount within 60 days of his or her election. Once the Withdrawal Amount is paid, the Participant's participation in the plan shall terminate and the Participant shall not be eligible to participate in the Plan in the future. This election is subject to vesting as described in Article 7, with respect to the Company Contribution and interest credited thereon. Any unvested amount of the Company contribution, plus interest credited thereon, will be distributed to the Participant as soon as it is vested or will be forfeited to the Company if the Participant terminates employment before it is vested.

4.5 Applicability of Other Sections. If a Participant dies, Retires, experiences a Termination of Employment or is determined to have a Permanent Disability as provided under Article 8, the Participant or Participant's Beneficiary shall not be entitled to a Preretirement Distribution, but shall instead receive the applicable Retirement Benefit, Termination Benefit, Survivor's Benefit or Disability Benefit.


                                      Article 5
                                  Retirement Benefit

5.1 Eligibility for Retirement Benefit. A participant who Retires shall receive as a Retirement Benefit, in accordance with this Article, his Account Balance.

5.2 Retirement Benefit - Method of Payment. The Retirement Benefit shall be paid as a lump sum payment. The lump sum payment shall be made within thirty (30) days of the date the Participant retires.


                                      Article 6
                                  Survivor's Benefit

6.1 Eligibility for Survivor's Benefit. If a Participant dies before Retirement, Termination of Employment or Permanent Disability pursuant to Article 8, the Participant's Beneficiary shall receive a Survivor's Benefit equal to the Participant's Account Balance.

6.2 Survivor's Benefit - Method of Payment. The Survivor's Benefit shall be paid in a lump sum. The lump sum payment shall be made within thirty
        (30) says of the date the Committee receives proof of the Participant's death, in such form as is acceptable to the Committee.


                                      Article 7
                                 Termination Benefit

7.1 Eligibility for Termination Benefit. If a Participant experiences a Termination of Employment prior to Retirement, Death, or Permanent Disability pursuant to Article 8, the Participant shall receive the Termination Benefit described in this Article 7.

7.2 Termination Benefit. The Termination Benefit shall be equal to (a) the Participant's entire Primary Account Balance, with interest calculated in the manner provided in Article 3.5(a) above, plus (b) the Participant's Secondary Account Balance, with interest calculated in the manner provided in Article 3.5(a), but using the applicable vested percentage as set forth in the following schedule:



                                             Percentage of
            Number of Completed             Secondary Account
              Years of Service              Balance Available

                                       6

                    Year 1                         0%
                    Year 2                        10%
                    Year 3                        20%
                    Year 4                        40%
                    Year 5                        60%
                    Year 6                        80%
                    Year 7                        100%

        Unvested portions of the Secondary Account Balance will be forfeited to the Company upon Termination of Employment. Unvested portions of the Secondary Account Balance, upon payment of a Preretirement Distribution, will remain in the Account Balance to be paid out as the portions become vested while the Participant continues in employment.

7.3 Termination Benefit. Method of Payment. The Termination Benefit shall be paid in a lump sum within thirty (30) days following the Termination of Employment.


                                      Article 8
                            Disability Waiver and Benefit

8.1     Disability Waiver.

        (a) Eligibility. By participating in the Plan, all Participants are eligible for this waiver.

        (b) Waiver of Deferral. A Participant who is determined by the Committee to be suffering from a Disability shall be excused from fulfilling that portion of the Annual Deferral Amount, if any, that would otherwise have been withheld from a Participant's Base Annual Salary and/or Annual Bonus for the period during which the Participant suffers a Disability.

        (c) Termination of Disability and Return to Employment. If the Participant returns to employment with the Company during that Plan Year, the Participant shall be obligated to complete the remaining portion of the Annual Deferral Amount commitment for that Plan Year, commencing with the month he or she returns to work.

8.2 Disability Benefit. A Participant suffering a Disability shall continue to be considered to be employed and shall be eligible for the benefits provided for in Articles 4,5, 6, or 7 in accordance with the provisions of those Articles. Notwithstanding the above, the Committee shall have the right, in its sole and absolute discretion, to declare a Termination of Employment, or a Retirement at any time after the Participant is determined to have a Permanent Disability.

                                      Article 9
                                     Beneficiary

9.1 Beneficiary. Each Participant shall have the right, at any time, to designate any person or persons as his or her Beneficiary or Beneficiaries (both primary as well as contingent) to receive any benefits payable under the Plan to a Beneficiary upon the death of a Participant.

9.2 Beneficiary Designation; Change; Spousal Consent. A Participant shall designate his or her Beneficiary or Beneficiaries by completing and signing the Beneficiary Designation Form, and returning it to the

        Committee or its designated agent. A participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee's rules and procedures, as in effect from time to time. If the Participant names someone other than his or her spouse as a Beneficiary, a spousal consent, in the form designated by the Committee, must be signed by that Participant's spouse and returned to the Committee. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.

9.3 Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Committee.

9.4 No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a beneficiary shall be to the Participant's estate.

9.5 Doubt as to Beneficiary. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right to withhold such payments until this matter is resolved to the Committee's satisfaction.

9.6 Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge the Company from all further obligations under this Plan with respect to the deceased Participant and all of his or her Beneficiaries.

                                   Article 10
                                 Leave of Absence

10.1 Paid Leave of Absence. If a Participant is authorized by the Company for any reason to take a paid leave of absence from the employment of the Company, the Participant shall continue to be considered employed by the Company and the Annual Deferral Amount shall continue to be withheld during such paid leave of absence.

10.2 Unpaid Leave of Absence. If a Participant is authorized by the Company for any reason to take an unpaid leave of absence from the employment of the Company, the Participant shall continue to be considered employed by the Company and the Participant shall be excused from making deferrals until the earlier of the date the leave of absence expires or the Participant returns to a paid employment status.

                                   Article 11
                           Company/Participant Liability

11.1 General Assets. Amounts payable to a Participant shall be paid from the general assets of the Participant's Company exclusively.

11.2 Company's Liability. The Company's liability for the payment of benefits shall be defined only by this Plan, as entered into between the Company and a Participant.

11.3    Limitation of Obligation.  The Company shall have no obligation to a

        Participant under the Plan, except as expressly provided for in the Plan.

11.4 Participant Cooperation. The Participant must cooperate with the Company and the Committee in furnishing all information requested by the Company and/or Committee in order to facilitate the payment of benefits, and the administration and operations of this Plan. Such information may include taking a physical examination, or other actions, and such cooperation shall extend beyond the termination of the Plan Agreement and the Participant's participation in the Plan.

11.5 Unsecured General Creditor. Participants, their Beneficiaries and their permitted heirs, successors and assigns shall have no legal or equitable rights, interest or claims in any property or assets of the Company.
        Any and all of the Company's assets shall be, and remain, the general, unpledged unrestricted assets of the Company. The Company's obligations under the Plan shall be that of an unfunded and unsecured promise to pay money in the future.

                                   Article 12
                             No Guarantee of Employment

12.1 No Guarantee of Employment. Nothing in this Agreement shall be construed as creating a contract of employment or altering in any manner the employment relationship with a Participant which is hereby acknowledged to be an "at will" employment relationship that can be terminated at any time for any reason, with or without cause, unless otherwise expressly provided in a written employment agreement. All terms and conditions of a Participant's current employment shall remain the same. Nothing in this Plan creates, or is meant to create, any obligation on the part of the Company to keep a Participant employed by the Company or not to terminate a Participant at any time and for any reason.

                                   Article 13
                    Termination, Amendment or Modification of the Plan

13.1 Termination. The Company reserves the right to terminate the Plan at any time with respect to Participants employed by the Company. Upon the termination of the Plan, all Plan Agreements shall terminate and a Participant's Account Balance shall be paid out in accordance with the benefits that the Participant would have received if the Participant had experienced a Termination of Employment on the date of Plan termination or, if Plan termination occurs after the date upon which the Participant was eligible to Retire, the Participant had Retired on the date of Plan termination. Prior to a Change in Control, the Company shall have the right, as its sole discretion and notwithstanding any elections made by the Participant, to pay such benefits in a lump sum, with interest credited as provided in Article 3.5. After a Change in Control, the Company shall be required to pay such benefits in a lump sum. The termination of the Plan shall not adversely affect any Participant or Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination.

13.2 Amendment. The Company may, at any time, amend or modify the Plan in whole or in part, provided, however, that no amendment or modification shall be effective to decrease or restrict the present value equivalent, using the Interest Rate for the Plan Year of the amendment or modification as the discount rate, of a Participant's Account Balance in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Termination of Employment as of the effective date of the amendment or modification, or, if the amendment or modification occurs after the date upon which the

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        Participant was eligible to Retire, the Participant had Retired as of the effective date of the amendment or modification. The amendment or modification of the Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification.

13.3    Change in Control.

        (a) Interest Rate. After a Change in Control of the Company, the applicable interest rate to be used in determining a Participant's Termination Benefit in connection with a Termination of Employment under Article 7.1, or a Plan termination, amendment or modification under Articles 13.1 and 13.2, shall be the Interest Rate. The Interest Rate for the Plan Year in which the Change in Control occurs shall be used as the discount rate for determining present value.

        (b) Change in Control. A "Change in Control" shall be deemed to occur if:

               (i) any "person" (as that term is used in Section 13 and 14(d)(2) of the Securities Exchange Act of 1934 ("Exchange Act")) is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of 25% or more of the Company's capital stock entitled to vote in the election of directors;

               (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company's shareholders of each new director was approved by a vote of at least three-quarters of the directors still in office who were directors at the beginning of the period;

               (iii) the Company is liquidated or consummates a merger or consolidation in which it is not the survivor;

               (iv) substantially all of the assets of the Company and its subsidiaries, in the aggregate, are sold or otherwise transferred to parties that are not within a "controlled group of corporations" (as defined in the Section 1563 of the Internal Revenue Code of 1986, as amended), in which the Company is a member.

13.4 Effect of Payment. The full payment of the applicable benefit under Articles 5, 6, 7 or 8 of the Plan shall completely discharge all obligations to a Participant under this Plan and the Participant's Plan Agreement shall terminate.

                                     Article 14
                            Other Benefits and Agreements

14.1 Coordination with Other Benefits. The benefits provided for a Participant and Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Company. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.


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                                   Article 15
                         Restrictions on Alienation of Benefits

15.1 Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt, the amounts if any, payable hereunder, or any part thereof. No part of the amounts payable shall, prior to actual payment, be subject to any claims of creditors and, in particular, they shall not be subject to attachment, garnishment, seizure or sequestration by any creditor for the payment of any debts, judgments, obligations, alimony or separate maintenance owed by a Participant or any other person nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

                                   Article 16
                              Administration of the Plan

16.1 Committee Administration. The general administration of this Plan, as well as construction and interpretation thereof, shall be the responsibility of the Committee, the number of members of which shall be designated and appointed from time to time by, and shall serve at the pleasure of the Board.

16.2 Committee Authority. Subject to the Plan, the Committee shall from time to time establish rules, forms and procedures for the administration of the Plan. Except as otherwise expressly provided, the Committee shall have the discretion and exclusive right to interpret the Plan and to decide any and all matters arising thereunder. The Committee's decisions shall be conclusive and binding upon all persons having or claiming to have any right or interest under the Plan.

16.3 Committee Indemnity. No member of the Committee shall be liable for any act or omission of any other member of the Committee, nor for any act or omission on his own part, excepting his or her own willful misconduct. The Company shall indemnify and save harmless each member of the Committee against any and all expenses and liabilities arising out of his or her membership on the Committee, with the exception of expenses and liabilities arising out of his or her own willful misconduct.

16.4 Company's Obligations to the Committee. To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to the compensation of all Participants, their retirement, death, Disability or Termination of Employment, and such other pertinent facts as the Committee may require.

16.5 Agents. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit and may, from time to time, consult with counsel who may be counsel to the Company.




                                    Article 17
                                 Claims Procedures

17.1 Presentation of Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a "Claimant") may deliver to the Committee a written claim for a determination with respect to the amounts (i) credited to (or deducted from) such Claimant's Participant's Account Balance, or (ii) distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. The

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

        claim must state with particularity the determination desired by the Claimant.

17.2 Notification of Decision. The Committee shall consider a Claimant's claim within a reasonable time, and shall notify the Claimant in writing:

        (a) that the Claimant's requested determination has been made, and that the claim has been allowed in full; or

        (b) that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

               (i) the specific reason(s) for the denial of the claim, or any part of it;

               (ii) specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

               (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

               (iv)   an explanation of the claim review procedure set forth in
                      Article 17.3.

17.3 Review of a Denied Claim. Within sixty (60) days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than thirty (30) days after the review procedure began, the Claimant (or the Claimant's duly authorized representative):

        (a)    may review pertinent documents;

        (b)    may submit written comments or other documents; and/or

        (c) may request a hearing, which the Committee, in its sole discretion, may grant.

17.4 Decision on Review. The Committee shall render its decision on review promptly, and not later than sixty (60) days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee's decision must be rendered within 120 days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

        (a)    specific reasons for the decision;

        (b) specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

        (c)    such other matters as the Committee deems relevant.

                                    Article 18
                                   Miscellaneous

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

18.1 Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail to:

                              Henry Company
                              Administrative Committee
                              Executive Deferral Plan
                              2911 Slauson Avenue
                              Huntington Park, California  90255

        Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

18.2 Successors. The Plan shall be binding upon, and inure to the benefit of, the Company and its respective successors or assigns, and upon a Participant, the Participant's Beneficiaries and the Participant's permitted successors, assigns, heirs, executors and administrators.

18.3 Spouse's Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.

18.4 Guardian. If a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person appropriate indemnification of the Company and the Committee. The Committee may require proof of minority, incompetency, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit.

18.5 Governing Law. The Plan and Plan Agreement shall be governed by and construed under the laws of the State of California, as in effect at the time of their adoptions and executions, respectively.

18.6 Pronouns. Masculine pronouns wherever used shall include feminine pronouns and the singular shall include the plural.

18.7 Headings. The headings of the articles, sections and paragraphs of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

18.8 Validity. In the event any provision of this Plan shall be illegal or invalid for any reason, the illegality or invalidity of that provision shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.


        IN WITNESS WHEREOF Henry Company has signed this Plan document this ___ day of ________________, 19__.

                                   "Company"



                                   _________________________________________

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

                                   By: _____________________________________


                                   Title: __________________________________
                                             (Officer of the Company)

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